[LOGO] MTS(R)

                                  EXHIBIT 10.p

                          STOCK OPTION PLAN AMENDMENTS
                       APPROVED BY THE BOARD OF DIRECTORS
                                DECEMBER 3, 1997


         WHEREAS, Section 7 of the 1997 Stock Option Plan provides that the Board of Directors is authorized to amend the formula grant provision set forth in Section 5(k) of the 1997 Stock Option Plan (the "Plan"),

         NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended to provide for a five year exercise period in connection with all future grants to non-employee directors, and that such options continue to be fully vested upon six months from the date of grant.

         RESOLVED FURTHER, that all future options granted to non-employee directors be issued pursuant to the 1997 Plan or subsequent plans as determined appropriate by the Human Resources Committee.

         RESOLVED FURTHER, that the Stock Option Agreements non-employee directors receive upon grant of options be revised to provide for a five year exercise period.

         RESOLVED FINALLY, that any officer of the corporation be, and hereby is, authorized to take action to effect the amendment of the Plan and revision of the non-employee directors' Stock Option Agreements.

                          STOCK OPTION PLAN AMENDMENTS
                       APPROVED BY THE BOARD OF DIRECTORS
                                DECEMBER 1, 1998

            WHEREAS, the MTS Systems Corporation 1987, 1990, 1994 and 1997 Stock Option Plans (the "Plans") limit an optionee's ability to exercise a stock option upon termination of his or employment by reason of Retirement (as that term is defined in the Plans) to the shorter of three years from the date of such termination or the expiration of the stated term of the option, it is

            RESOLVED, that the appropriate provisions of the Plans be amended in order to eliminate the three-year limitation period on the exercise of options in order to allow an optionee who terminates his or her employment by reason of Retirement to exercise his or her option until the expiration of the stated term of the option, or such shorter period as may be determined by the Committee at the time of grant; provided, however, that the aforementioned amendment shall apply only for those options granted by the Company from and after the date hereof;

            RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to take any and all action necessary or desirable in order to effectuate the foregoing resolution.

            WHEREAS, the formula grant provision of the MTS Systems Corporation 1997 Stock Option Plan (the "1997 Plan") currently authorizes an automatic grant of stock options to non-employee directors of up to a maximum of 3,000 shares of Common Stock (the actual number of which is determined by the Committee) upon their election or re-election to the Board of Directors of the Company, it is

            RESOLVED, that the automatic grant provision set forth in Section 5(k) of the 1997 Plan be amended in order to increase from 3,000 shares to 4,000 shares the maximum number of shares of Common Stock available for annual stock option grants to non-employee directors;

            RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed to take any and all action necessary or desirable in order to effectuate the foregoing resolution.

                         STOCK OPTION PLAN(S) AMENDMENTS

                 THE FOLLOWING RESOLUTIONS WERE APPROVED AT THE
                AUGUST 17, 1999 HUMAN RESOURCES COMMITTEE MEETING

            WHEREAS, the Human Resources Committee of the Board of Directors deems it in the best interest of the Corporation to amend the Corporation's 1987 Stock Option Plan (the "1987 Plan"), the 1990 Stock Option Plan (the "1990 Plan"), the 1994 Stock Plan (the "1994 Plan") and the 1997 Stock Option Plan (the "1997 Plan") to provide for accelerated vesting of all unvested stock options upon the death of any optionee and to make consistent the exercise periods for exercising stock options under such plans following the death of an optionee;

            NOW, THEREFORE, BE IT RESOLVED, that Section 10.2 of the 1987 Plan,
            Section 10.2 of the 1990 Plan, Section 5(f) of the 1994 Plan and
            Section 5(f) of the 1997 Plan be, and each of them hereby are, amended in their entirety as follows (provided that the section headings in Section 5(f) of the 1994 Plan and the 1997 Plan shall be retained):

                        If an Optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, any Stock Option may thereafter be immediately exercised, without regard to any vesting requirements or periods previously established, by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of three (3) years from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter. In the event of termination of employment by reason of death, if an Incentive Stock Option (ISO) is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the Option will thereafter be treated as a Non-Qualified Stock Option (NQO)

            WHEREAS, the Human Resources Committee deems it in the best interest of the Corporation to amend the 1994 Plan and the 1997 Plan to eliminate all provisions which permit optionees to pay all or part of the option exercise price by requesting that the Corporation withhold shares that would otherwise have been issued pursuant to the exercised option (other than for payment of statutory taxes due, which are authorized by Section 13(d) of the 1994 Plan and
Section 8(c) of the 1997 Plan);

            NOW, THEREFORE, BE IT RESOLVED, that Section 5(d) of the 1994 Plan shall be amended in its entirety as follows:

            (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date immediately preceding the date the option is exercised, as determined by the Committee); provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

            RESOLVED FURTHER, that Section 5(d) of the 1997 Plan shall be amended in its entirety as follows:

                        (d) Method of Exercise. Stock Options may be exercised
            in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (which in the case of Stock acquired upon exercise of an option have been owned for more than six months on the date of surrender), provided, however, that in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 8.